STEMCELLS, INC. STRENGTHENS PRODUCT DEVELOPMENT TEAM AND APPOINTS
EXECUTIVE TO FOCUS ON SCIENTIFIC AND STRATEGIC ALLIANCES

NEWARK, Calif. (June 10, 2013) – StemCells, Inc. (Nasdaq: STEM) today announced key hires to strengthen its product development capabilities and announced the creation of a new corporate function responsible for establishing scientific and strategic alliances and for building on the Company’s existing stem cell technology platform.

Eliseo Salinas, M.D., has joined the Company as Executive Vice President and Head of Research and Development, and will be responsible for the Company’s research, product development and clinical translation activities. Dr. Salinas will report to Martin McGlynn, President and CEO of the Company.

Ann Tsukamoto, Ph.D., who has most recently served as the Company’s Executive Vice President of Research and Development, will assume the new role of Executive Vice President, Scientific and Strategic Alliances, responsible for developing the Company’s alliances with research institutions, corporations, government agencies and disease foundations. Dr. Tsukamoto will continue to report to Mr. McGlynn.

The Company also announced that Nicki Vasquez, Ph.D., has joined the Company as Vice President of Program and Portfolio Management, and Allyson Gage, Ph.D., has joined as Senior Director of Clinical Development.

“The Company’s clinical trials have so far been single-arm open-label studies, involving a small number of patients and conducted at one or two clinical sites,” said Mr. McGlynn. “These trials, however, have generated a growing body of encouraging human data, providing us with strong rationale to begin preparing for controlled, Phase II, proof of concept studies in multiple disease indications, involving larger patient numbers and multiple trial sites internationally. The addition of Eliseo, Nicki and Allyson is an integral part of our strategy to ensure we have the expertise and bandwidth to succeed in this next step of the Company’s path to market approval.

“Meanwhile, I am delighted to have Ann assume the role of EVP for Scientific and Strategic Alliances. This will be Ann’s fifth leadership role here at StemCells, and there is no one better qualified to take charge of building on our existing relationships with state and federal agencies, such as the National Institutes of Health and the California Institute for Regenerative Medicine, and with other important stakeholders, such as the International Society for Stem Cell Research and the various disease foundations. In addition, Ann will play an important role in helping us stay abreast of the rapidly evolving scientific and technological developments that could have far-reaching implications for the Company’s long-term success.”

Dr. Tsukamoto has been a groundbreaking researcher in the field of stem cell biology for more than twenty years. She joined the Company in February 1998 as Senior Director, Scientific Operations, and has held several leadership roles at the Company, most recently as Executive Vice President of Research and Development since September 2008. Dr. Tsukamoto was a co-discoverer of the human hematopoietic stem cell while at SyStemix, Inc., and played a leading role at StemCells in the isolation of the human neural stem cell as well as populations of human liver and pancreatic cells with stem cell-like properties. Dr. Tsukamoto received her doctorate from the University of California, Los Angeles, and did postdoctoral research at the University of California, San Francisco.

In his new role, Dr. Salinas will focus on accelerating completion of the Company’s ongoing trials in spinal cord injury and age-related macular degeneration, as well as advancing the Company’s plans for a Phase II study in Pelizaeus-Merzbacher disease. Dr. Salinas has more than 20 years of experience and expertise developing therapeutic products for central nervous system (CNS) disorders in many key jurisdictions worldwide, including the United States, Canada, the European Union, and Japan. Under his leadership, 15 programs obtained regulatory approval in the United States and other major international markets. Prior to joining StemCells, Dr. Salinas was Executive Vice President, Head of Development, and Chief Medical Officer of Elan Pharmaceuticals. Before joining Elan, Dr. Salinas was Senior Vice President, Research and Development and Chief Medical Officer of Adolor Corporation; Executive Vice President, Speciality Pharma, Research and Development and Chief Scientific Officer of Shire plc; and held roles of increasing responsibility in research and development at Wyeth-Ayerst Research, including head of worldwide CNS product development. Dr. Salinas earned his medical degree from the University of Buenos Aires, Argentina, performed a residency in psychiatry in Paris at the Clinique des Maladies Mentales et de l’Encéphale, and obtained a master’s degree in pharmacology from the Université Pierre et Marie Curie, Académie de Paris, France.

Both Drs. Vasquez and Gage are experts in product development in the biotech industry. Dr. Vasquez was most recently Vice President, Global Development Program & Portfolio Management at Elan Pharmaceuticals. She earned her doctorate in immunology and bachelor’s degree in microbiology from the University of California, San Diego. Dr. Gage has held senior roles in clinical development at Elan and Forest Laboratories, Inc. She earned her doctorate and master’s degree in neuroscience from Albert Einstein College of Medicine.

In connection with their hire, the Company has granted Drs. Salinas, Vasquez and Gage an aggregate total of 496,965 restricted stock units (RSUs). Each grant was made pursuant to the Company’s 2012 Commencement Incentive Plan and in accordance with Nasdaq Listing Rule 5635(c)(4) concerning inducement grants to new employees. Each RSU gives the holder the right to receive upon vesting, without cash payment, a share of StemCells common stock. With the exception of 11,765 RSUs, which vested three days after grant, all of these granted RSUs have four-year vesting schedules so that they vest in four equal parts on each of their first four service anniversaries, starting in 2014 and ending in 2017.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders.  In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is also conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland and has reported positive interim data for the first three patients. The Company has also initiated a Phase I/II clinical trial in dry age-related macular degeneration (AMD), and is pursuing preclinical studies in Alzheimer’s disease.  StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the timing and prospect of initiating a Phase II clinical trial in PMD and concluding the Company’s on-going trials in spinal cord injury and AMD; the Company’s ability to successfully execute its product development activities; and the future business operations of the Company. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the FDA, Health Canada or other applicable regulatory agencies will permit the Company to continue clinical testing in spinal cord injury, AMD or in future clinical trials of proposed therapies for other diseases or conditions; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT:

Rodney Young
StemCells, Inc.
Chief Financial Officer
(510) 456-4128

Ian Stone
Russo Partners
(619) 308-6541